                                                                          Ex H 8

(MAINSTAY LOGO)
                                                          169 Lackawanna Avenue
                                                          Parsippany, NJ 07054

                                                          www.mainstayfunds.com

April 1, 2008

Board of Trustees
The MainStay Funds
51 Madison Avenue
New York, NY 10010

Re: Expense Reimbursements

Dear Board of Trustees:

(1) This letter will confirm our intent that, in the event the annualized ratio of total ordinary operating expenses (excluding taxes, interest, litigation, extraordinary expenses, brokerage and other transaction expenses relating to the purchase or sale of portfolio investments and the fees and expenses of any other fund in which the Funds invest) to average daily net assets of each class of shares (the "Class") for each series of The MainStay Funds listed below (the "Funds"), calculated daily in accordance with generally accepted accounting principles consistently applied, exceeds the percentage set forth below, we will waive a portion of a Fund's management fees or reimburse the expenses of the appropriate Class of a Fund in the amount of such excess, consistent with the method set forth in Section (4) below:

FUND/CLASS                             EXPENSE LIMIT
----------                             -------------
MainStay Common Stock Fund
   Investor Class                           1.40%
   Class A                                  1.04%
   Class B                                  2.15%
   Class C                                  2.15%
   Class I                                  0.62%
   Class R2                                 0.97%
MainStay Convertible Fund
   Investor Class                           1.28%
   Class A                                  1.09%
   Class B                                  2.03%
   Class C                                  2.03%

MainStay Diversified Income Fund
   Investor Class                           1.40%
   Class A                                  1.30%
   Class B                                  2.15%
   Class C                                  2.15%
   Class I                                  0.96%
MainStay Equity Index Fund
   Class A                                  0.60%
MainStay Global High Income Fund
   Investor Class                           1.50%
   Class A                                  1.31%
   Class B                                  2.25%
   Class C                                  2.25%
   Class I                                  1.15%
Mainstay Government Fund
   Investor Class                           1.15%
   Class A                                  1.05%
   Class B                                  1.90%
   Class C                                  1.90%
   Class I                                  0.40%
MainStay Institutional Bond Fund
   Class I                                  0.50%
MainStay International Equity Fund
   Investor Class                           1.70%
   Class A                                  1.37%
   Class B                                  2.45%
   Class C                                  2.45%
   Class I                                  1.03%
   Class R1                                 1.13%
   Class R2                                 1.38%
   Class R3                                 1.63%
MainStay Large Cap Growth Fund
   Investor Class                           1.50%
   Class A                                  1.18%
   Class B                                  2.25%
   Class C                                  2.25%
   Class I                                  0.80%
   Class R1                                 0.90%
   Class R2                                 1.15%
   Class R3                                 1.40%

MainStay MAP Fund
   Investor Class                           1.45%
   Class A                                  1.19%
   Class B                                  2.20%
   Class C                                  2.20%
   Class I                                  0.98%
   Class R1                                 1.08%
   Class R2                                 1.33%
   Class R3                                 1.58%
MainStay Mid Cap Growth Fund
   Investor Class                           1.60%
   Class A                                  1.29%
   Class B                                  2.35%
   Class C                                  2.35%
   Class I                                  1.12%
   Class R2                                 1.47%
   Class R3                                 1.72%
MainStay Mid Cap Value Fund
   Investor Class                           1.40%
   Class A                                  1.30%
   Class B                                  2.15%
   Class C                                  2.15%
   Class I                                  0.78%
   Class R1                                 0.88%
   Class R2                                 1.13%
MainStay Money Market Fund
   Investor Class                           0.80%
   Class A                                  0.70%
   Class B                                  0.80%
   Class C                                  0.80%
MainStay Principal Preservation Fund
   Class I                                  0.30%
MainStay Small Cap Growth Fund
   Investor Class                           1.58%
   Class A                                  1.48%
   Class B                                  2.33%
   Class C                                  2.33%
   Class I                                  0.93%
MainStay Small Cap Value Fund
   Investor Class                           1.65%

   Class A                                  1.55%
   Class B                                  2.40%
   Class C                                  2.40%
   Class I                                  1.24%
MainStay Tax Free Bond Fund
   Investor Class                           0.99%
   Class A                                  0.89%
   Class B                                  1.24%
   Class C                                  1.24%
MainStay Total Return Fund
   Investor Class                           1.29%
   Class A                                  1.16%
   Class B                                  2.04%
   Class C                                  2.04%
   Class I                                  0.79%
MainStay Value Fund
   Investor Class                           1.27%
   Class A                                  1.17%
   Class B                                  2.02%
   Class C                                  2.02%
   Class I                                  0.71%
   Class R1                                 0.81%
   Class R2                                 1.06%

We authorize the Funds and their administrator to reduce our monthly management fees or reimburse the monthly expenses of the appropriate Class of a Fund to the extent necessary to effectuate the limitations stated in this Section (1), consistent with the method set forth in Section (4) below. We authorize the Funds and their administrator to request funds from us as necessary to implement the limitations stated in this Section (1). We will pay to the Fund or Class any such amounts, consistent with the method set forth in Section (4) below, promptly after receipt of such request.

(2) Our undertaking to waive fees and reimburse expenses as stated above may not be amended or terminated without the prior approval of the Board of Trustees.

(3) The foregoing expense limitations supersede any prior agreement regarding expense limitations. Each expense limitation is a calculated on an annual, not monthly, basis, and is based on the fiscal years of the Funds. Consequently, if the amount of expenses accrued during a month is less than an expense limitation, the following shall apply: (i) we shall be reimbursed by the respective Class(es) in an amount equal to such difference, consistent with the method set forth in Section (4) below, but not in an amount in excess of any deductions and/or payments previously made during the year; and (ii) to the extent reimbursements are not made pursuant to


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

Sub-Section (3)(i), the Class(es) shall establish a credit to be used in reducing deductions and/or payments which would otherwise be made in subsequent months of the year. We shall be entitled to recoupment from a Fund or Class of any fee waivers or expense reimbursements pursuant to this arrangement consistent with the method set forth in Section (4) below, if such action does not cause the Fund or Class to exceed existing expense limitations, and the recoupment is made within three years after the year in which NYLIM incurred the expense.

(4) Any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the Classes of shares of the Fund in accordance with the terms of the Fund's multiple class plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "18f-3 Plan"). To this end, the benefit of any waiver or reimbursement of any management fee and any other "Fund Expense," as such term is defined in the 18f-3 Plan, shall be allocated to all shares of the Fund based on net asset value, regardless of Class.

     Generally, the expense caps set forth in this Agreement are effective as of April 1, 2008. However, the expense caps for all Investor Class shares and for the Class I, R1, R2 and R3 of MainStay Large Cap Growth Fund, are effective as of February 28, 2008. This Agreement shall in all cases be interpreted in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that a Fund is deemed to have paid a preferential dividend. In the event of any conflict between any other term of this Agreement and this Section
(4), this Section (4) shall control.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC


By: /s/ Barry A. Schub
    --------------------------------
Name: Barry A. Schub
Title: Executive Vice President


                                        ACKNOWLEDGED:

                                        THE MAINSTAY FUNDS


                                        By: /s/ Stephen P. Fisher
                                            ------------------------------------
                                            Stephen P. Fisher
                                            President


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